Exhibit 8.


                                      LIST OF SUBSIDIARIES OF CEZ, a. s.
                                            AS OF DECEMBER 31, 2002

The following table sets forth an overview of our equity interests in other companies as of December 31, 2002:




                                                      Country of          Registered                CEZ's
Company                                              Incorporation    Capital(1) CZK '000        Interest in %
-------                                              -------------    -------------------        -------------

Shareholdings over 50%:
CEPS, a.s.(2)                                        Czech Republic        17,855,733                100.00
CEZ ENERGOSERVIS spol. s r.o.                        Czech Republic             6,032                100.00
CEZTel, a.s.                                         Czech Republic             1,000                100.00
CEZ FINANCE B.V.                                     The Netherlands              574                100.00
HYDROCEZ, a. s.                                      Czech Republic           412,798                100.00
Energeticke opravny, a. s.                           Czech Republic            40,000                100.00
I & C Energo s.r.o.                                  Czech Republic            45,000                100.00
CEZnet, a.s.                                         Czech Republic           122,000                100.00
rpg Energiehandel GmbH                                      Germany             9,480                100.00
AB Michle s.r.o.                                     Czech Republic           420,100                 99.99
OSC, a.s.                                            Czech Republic            13,900                 66.67
KOTOUC STRAMBERK, spol. s r.o.                       Czech Republic           569,259                 64.87
Ustav jaderneho vyzkumu Rez a.s                      Czech Republic           524,139                 52.46
LOMY MORINA, s.r.o.                                  Czech Republic           333,000                 51.00
SIGMA - ENERGO s.r.o.                                Czech Republic             4,014                 51.00

Shareholdings of 20% - 50%:
GAPROM, s.r.o. (3)                                   Czech Republic            12,000                 50.00
JVCD, a.s.                                           Czech Republic           100,000                 49.00
KNAUF POCERADY, spol. s.r.o.                         Czech Republic           452,350                 40.00
Severoceske doly a.s.                                Czech Republic         8,997,530                 37.21
ESE, s.r.o.                                          Czech Republic            10,000                 34.00
VLTAVOTYNSKA TEPLARENSKA a.s.                        Czech Republic            58,820                 34.00
SKODA PRAHA a.s.                                     Czech Republic           557,524                 29.80
Coal Energy, a.s.                                    Czech Republic            50,000                 20.00

Other :(4)
Jihoceska energetika, a.s.                           Czech Republic         1,916,408                  0.01
Jihomoravska energetika, a.s.                        Czech Republic         3,531,570                  1.81
Severoceska energetika, a.s.                         Czech Republic         3,257,667                  2.95
Severomoravska energetika, a.s.                      Czech Republic         3,407,265                 10.43
Vychodoceska energetika, a.s.                        Czech Republic         2,549,544                  0.45


-------------

(1) This table sets forth the amount of the registered capital as indicated on the share registry as of December 31, 2002.
(2) On April 1, 2002, we sold 66% of our shares in CEPS, a.s. (see "Material Contracts" on page 57 of the Annual Report).
(3)  Currently in liquidation.
(4) We have acquired minority interests in six out of eight REAS, our major customers. These interests were purchased at the direction of the National Property Fund, our majority shareholder. On April 1, 2003, we acquired further shares in these and other REAS (see "Material Contracts" on page 57 of the Annual Report).